EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-487-6555

FOR IMMEDIATE RELEASE

Capitol Bancorp Limited Announces Closing of
Underwriters’ Over-Allotment Option

LANSING, Mich., and PHOENIX, Ariz.: July 30, 2008: Capitol Bancorp Limited (NYSE: CBC) announced today that on July 24, 2008, the underwriters of its recent public offering of trust preferred securities exercised their over-allotment option and have purchased an additional 455,000 shares at $10 per share.  The sale of the over-allotment securities closed on July 29, 2008.

Capitol granted to the underwriters an over-allotment option to purchase additional shares as part of its offering, which closed on July 7, 2008.  The aggregate proceeds from the offering, including the exercise of the over-allotment option, will be approximately $38,100,000 and will be used to support the Corporation’s growth and for general corporate purposes.  Several of Capitol’s bank subsidiaries purchased securities in this offering.

The managing underwriters of the offering were Howe Barnes Hoefer & Arnett; Keefe, Bruyette & Woods; and Sandler O’Neill & Partners, L.P.  The Trust Preferred Securities have been registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-3 (File Nos. 333-151111 and 333-151111-04).  The Capitol Trust XII Trust Preferred Securities are listed on the New York Stock Exchange under the symbol “CBC PrB”.

This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.3 billion national community bank development company, with a network of 64 separately chartered banks in 17 states.  It is the holder of the most individual bank charters in the country.  Capitol Bancorp Limited identifies opportunities for the development of new community banks, raises capital for and mentors new community banks through their formative stages and provides efficient services to its growing network of community banks.  Each community bank has full local decision-making authority and is managed by an on-site president under the direction of a local board of directors, composed of business leaders from the bank’s community.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

Forward Looking Statement
Certain statements in this announcement contain forward-looking statements that are based on management’s expectations, estimates, projections and assumptions.  Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.  Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the Corporation’s behalf are qualified by the cautionary statements in this press release.  The Corporation does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.